Exhibit 12.4

Principal Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Felipe Dutra, certify that:

1)	I have reviewed this amendment to the annual report on Form 20-F of Anheuser-Busch InBev SA/NV (the “Company”); and

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 30, 2014	By:	/s/ Felipe Dutra
Name: Felipe Dutra
Title: Chief Financial and Technology Officer